NEWDEAL - MYTURN

                    CROSS-LICENSE AND DISTRIBUTION AGREEMENT


This Agreement is effective as of February 12, 2000 (the "Effective Date"), by and between NewDeal, Inc., a Delaware corporation ("NewDeal"), whose principal address is 20 Holland Street, Somerville, MA, and MyTurn.com, Inc., a Delaware corporation ("MyTurn"), whose principal address is 960 Atlantic Avenue, Suite 200, Alameda, California 94501.

                                    RECITALS

A. NewDeal is an online service provider and developer and publisher of computer software, as well as the worldwide exclusive licensee of the GEOS operating environment and application suite for Personal Computers and Internet terminals or devices with hard disk or other non-solid state mass storage devices, marketed by NewDeal as a suite of integrated applications under various names and configurations, such as "NewDeal Office," "NewDeal SchoolSuite," and "NewDeal WebSuite".

B. NewDeal is also a developer and publisher of aftermarket products for use in conjunction with GEOS and the NewDeal integrated application suites.

C. MyTurn is an online service provider and developer and publisher of computer software, as well as the worldwide exclusive licensee of the GEOS(R) operating environment and application suite for personal Computers and Internet terminals or devices with solid state storage devices.

D. MyTurn is also a developer, reference design licensor, manufacturer and distributor of low-cost personal computers and Internet terminals and devices.

E. The software products of both NewDeal and MyTurn are derived, in part, from the GEOS(R) graphical operating environment and GEOS-based applications licensed respectively to NewDeal and to MyTurn by Geoworks Corporation.

F. NewDeal wishes to license its software technologies to MyTurn, for use by MyTurn in conjunction with its personal computer and Internet terminal products.

G. NewDeal further wishes to selectively authorize MyTurn to distribute NewDeal's after-market products through MyTurn's distribution channels.

H. MyTurn wishes to license its software technologies to NewDeal, for use by NewDeal in conjunction with its application suites and to authorize NewDeal to distribute MyTurn's aftermarket products and personal computer products in the Educational Market and the Non-Profit markets (eg. 501(C)3 and similar organizations).

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I.   Each Party wishes to license to the other certain improvements,  bug fixes, upgrades, extensions, enhancements, tools, and documentation it makes or adds to its licensed technology, certain new products and technologies that each party develops, or that are jointly developed, or are developed in conjunction with third parties.

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         1.       DEFINITIONS

          1.1 "Party" and "Parties" refer to NewDeal and MyTurn.

          1.2 "NewDeal Market(s)" means all markets and channels that NewDeal sells GEOS and the NewDeal Application Suites to and through for Used Computers, and the following markets and channels for New Computers:

               (a) New Computers that have a pre-installed current version of Microsoft Windows with a paid license, except that for these New Computers NewDeal shall exclude the Consumer User Interface
               (CUI).

               (b) Africa, on a non-exclusive OEM basis, where the OEM agrees contractually not to ship outside of Africa and agrees to require its distributors to contractually agree not to ship outside of Africa.

               (c) where GEOS and the NewDeal Application Suite(s) are embedded in a solid state device for a New Computer that is powered by a mechanical (e.g. spring) electrical energy source.

          1.3 "NewDeal Territory(ies)" means worldwide.

          1.4 "NewDeal Licensed Technology" means the GEOS operating environment and applications licensed to NewDeal by Geoworks and all bug fixes, enhancements, upgrades, extensions, tools, documentation or new technology made or added thereto and included in NewDeal's Application Suite products, however configured and named, as more completely described in Exhibit A.

          1.5 "NewDeal Application Suite" means the GEOS operating system, a suite of integrated applications, software development tools, and End User documentation, all as licensed, developed and/or enhanced by NewDeal.

          1.6  "NewDeal  Bundled  Items"  means  any  product,   technology,  or
          documentation that NewDeal customarily includes with a NewDeal Application Suite, or otherwise provides to End Users of a NewDeal
          Application Suite, at no separate charge where NewDeal has the right to license such technology to MyTurn.

          1.7 "NewDeal After-Market Products" means any product, technology, or documentation that NewDeal publishes for use in connection with a NewDeal Application Suite, for which NewDeal imposes a charge separate from the charge for the NewDeal Application Suite.

          1.8 "MyTurn Market(s)" means the New Computer market(s) where GEOS and the GlobalPC Applications Suite are preinstalled on a New Computer, except for New Computers as identified in Clause 1.2 (a).

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          1.9 "MyTurn  Territory(ies)" means worldwide,  excluding all countries on the continent of Africa.

          1.10 "MyTurn Licensed Technology" means the GEOS operating environment and applications licensed to MyTurn by Geoworks and NewDeal respectively, and all bug fixes, enhancements, upgrades, extensions , tools, documentation or new technology made or added thereto and included in the software component of MyTurn's products, including GlobalPC Application Suite, Bundled Items and Aftermarket products, however configured and named, as more completely described in Exhibit A, excluding the GEOS operating environment embedded in solid-state storage devices except as provide for in Section 1.2C.

          1.11 "GlobalPC Application Suite" means the GEOS operating system, a suite of integrated applications, software development tools, and End User documentation, as licensed, developed and/or enhanced by MyTurn.

          1.12 "GlobalPC Bundled Items" means any technology, product, or documentation that MyTurn includes with a GlobalPC Application Suite, or otherwise provides to End Users of a GlobalPC Application Suite, at no separate charge where MyTurn has the right to license such technology to NewDeal.

          1.13 "MyTurn Aftermarket Products" means any technology, product or documentation that MyTurn publishes for use in connection with a GlobalPC Application Suite, for which MyTurn imposes a charge separate from the charge for the GlobalPC Application Suite.

          1.14 "GlobalPC Device" means a New Computer designed and manufactured by or for MyTurn or its sublicensees.

          1.15 "Third Party Technology" means any software, hardware, documentation or other technologies that are licensed to a Party by third parties and included or bundled with the Party's MyTurn Licensed Technology or NewDeal Licensed Technology as the case nay be.

          1.16  "Educational   Market"  means  public  or  private  institutions
          providing education to students in kindergarten through twelfth grade (K-12), and non-college adult education.

          1.17 "Computer" includes (1) a general-purpose personal computer, whether sold with or without a monitor; (2) an Internet terminal or device (i.e., a terminal including a browser, e-mail client and
          internal  modem,   the  purpose  which  is  to  access  the  Internet,
          world-wide-web pages or similar network services), whether or not capable of functioning as a stand-alone Personal Computer, but not marketed as such; and (3) dedicated word processors.

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          1.18 "New  Computer"  means a Computer  that includes a CPU based upon the Intel X86 or Pentium(C) architecture and contains a hard drive or non-solid state storage device, and is sold as a New Computer or Internet terminal or device.

          1.19 "Used Computer" means a Computer or Internet terminal or device that is sold or donated to End Users as a used or refurbished Computer or Internet terminal or device, or is a currently owned Computer or Internet terminal or device.

          1.20 "GEOS" means the GEOS operating system licensed by Geoworks Corporation to NewDeal and to MyTurn, together with any enhancements, bug fixes, upgrades, extensions, tools, documentation or technology made or added thereto developed by either Party, or developed with, or for, or licensed to, either party by a third party and transferable to the other party within the licensing agreement between the licensor and either NewDeal or MyTurn.

          1.21 "End User" means any person, organization or entity that acquires a copy of either Party's Licensed Technology for its own use and not for resale.

          1.22 "Manufacturer" means any person or entity to whom a Party has granted a right to manufacture copies of NewDeal Licensed Technology or MyTurn Licensed Technology and/or GlobalPC Devices.

          1.23 "Distributor" means any person or entity to whom a Party has granted a right to distribute NewDeal or MyTurn Licensed Technology
          (i) to End Users, or (ii) to resellers for further distribution to End Users.

          1.24 "OEM" means any person or entity to whom a Party grants a right to manufacture and distribute copies of NewDeal or MyTurn Licensed Technology preinstalled on a New or Used Computer or Internet terminal or device.

          1.25 "Pre-Installed" means copied onto the internal hard disk or other storage media (other than solid state media) of a Computer or Internet terminal or device prior to sale of the Computer or Internet terminal or device to an End User.

          1.26   "Product   Shipment"   means  a   shipment   of  a  unit  of  a
          royalty-bearing product by a Party, or by an OEM of a Party, to a Distributor, End User or other customer.

          1.27 "Derivative Work" means (1) for material subject to copyright protection, any work which is based upon any MyTurn Licensed Technology and/or NewDeal Licensed Technology, such as bug fixes, enhancements, upgrades, extensions and additions, tools, documentation or technology; (2) for patentable or patented materials, any adaptation, subset, addition, improvement or combination of MyTurn Licensed Technology and/or NewDeal Licensed Technology; and (3) for material subject to trade secret protection, any new material, information or data relating to and derived from MyTurn Licensed Technology and/or NewDeal Licensed Technology.

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          1.28 "Intellectual Property Rights" means patents, design patents, and designs (whether or not capable of registration), chip topography rights and other like protection, copyright, and any other form of
          statutory   protection  of  any  kind  (other  than   trademarks)  and
          applications for any of the foregoing respectively, all moral rights, including rights of paternity and integrity, Confidential Information, know-how and trade secrets.

          1.29 "Consumer User Interface" refers to the simplified user interface for GEOS designed for entry level users and accessible from the advanced or industry standard user interface for GEOS.

          1.30 "Authorized Personnel" means each respective Party's employees, consultants and other third-party contractors which have entered into a contract with such Party, which contracts shall provide, among other things, that such contracting third-parties shall comply with the confidentiality and source code access terms and conditions of this contract applicable to it pursuant to the terms hereof.

          1.31 "Licensed Technology" means the MyTurn Licensed Technology and/or the NewDeal Licensed Technology as the context requires.

         2.       GRANT OF LICENSES FROM NEWDEAL TO MYTURN

Subject to Section 2.6(Reserved Rights), NewDeal grants to MyTurn, for the term of this Agreement, the following licenses:

          2.1 Reproduction

               (a) Object Code: a non-transferable (except as provided in Section 18.1 (Assignment)), worldwide license to reproduce copies of the object code of the NewDeal Licensed Technology and copies of the object code of Derivative Works based thereon, and the right to sublicense such reproduction rights to New Computer Manufacturers and OEMs of MyTurn, all such sublicenses to be in writing and subject to the terms, conditions and limitations of this Agreement; and

               (b) Source Code: a non-transferable (except as provided in Section 18.1 (Assignment)), worldwide license to reproduce copies of the source code of the NewDeal Licensed Technology (excluding the original source code licensed to NewDeal by Geoworks, for which MyTurn has a direct source code license from Geoworks, and any Third Party Technology for which NewDeal does not have the right to grant source code access to MyTurn) and copies of Derivative Works, for internal use by MyTurn in carrying out its rights and obligations under this Agreement. NewDeal shall provide all iterations of its source code to MyTurn in a timely fashion and in such manner as MyTurn may reasonably request, and NewDeal shall not under any circumstances prevent access to NewDeal source code except for breach of contract, and then only with due process.

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          2.2 Modification, Derivative Works

               (a) a  non-exclusive,  non-transferable  (except as  provided  in
               Section 18.1 (Assignment)), worldwide license to modify the source code to the NewDeal Licensed Technology, (excluding any Third Party Technology for which NewDeal does not have the right to grant source code modification rights to MyTurn), and to create Derivative Works, provided that any warranty against infringement, indemnity obligation, or maintenance or support obligation given by NewDeal under the provisions of this Agreement shall not apply to modifications or Derivative Works made by or for MyTurn, or to portions of the NewDeal Licensed Technology affected by such modifications or Derivative Works.

               (b) For purposes of this Modification license, NewDeal grants to MyTurn a non-exclusive, non-transferable (except as provided in Section 18.1 (Assignment)) internal license to use the software development tools and documentation included in the NewDeal Licensed Technology.

          2.3 Distribution

               (a) Application Suite and Bundled Items in GlobalPC Devices: a royalty-bearing, non-transferable (except as provided in Section
               18.1 (Assignment)), worldwide license to distribute the NewDeal Application Suite(s) and NewDeal Bundled Items, and Derivative Works based thereon, preinstalled in New Computers, in object code form only, and the right to sublicense such distribution rights to OEMs and Manufacturers of MyTurn, all such sublicenses to be in writing and subject to the terms, conditions and limitations of this Agreement.

               (b) After-Market Products: a royalty-bearing, non-transferable (except as provided in Section 18.1 (Assignment)), worldwide license to distribute the NewDeal After-Market Products (excluding After-Market Products marketed to the Educational Market) to OEMs and Manufacturers of MyTurn, and directly to End Users for the MyTurn markets. For each NewDeal After-Market Product, the Parties shall amend Exhibits A and B to this Agreement, identifying the product and setting forth the applicable  royalty rate,  the  conditions of  exclusivity  under section 2.7(c), if applicable, and other mutually agreeable terms and conditions. If the Parties are not able to reach agreement as to the terms of distribution after good faith negotiations, then NewDeal may sell it itself or offer distribution rights for the NewDeal After-Market Product to another party.

               (d) End User License. MyTurn and its sublicensees will distribute the NewDeal Licensed Technology and Derivative Works to End Users only under the terms of an End User license substantially in the form provided as Exhibit C.

               (d) Tools. NewDeal shall be entitled to create and make available to third party developers and End Users a software development kit (SDK) for developing applications for "GEOS 2000" (as amended from time to time) and compatible with NewDeal Licensed Technology and/or MyTurn Licensed Technology.

          2.4 Sublicense Rights. MyTurn shall have the right to sublicense the foregoing license rights to OEMs and Manufacturers of MyTurn, all such sublicenses to be in writing and subject to the terms, conditions and limitations of this Agreement.

          2.5 Derivative Works, Enhancements and Third Party Technologies

               (a) Derivative Works and Enhancements. The licenses granted to MyTurn in this Section 2 shall, at MyTurn's election, include and extend to all Derivative Works, enhancements, extensions, upgrades, updates, bug fixes and revisions to the Licensed Technology that NewDeal develops, or to which NewDeal acquires distribution rights, during the term of this Agreement.

               (b) Third Party Technologies. The licenses granted to MyTurn in this Section 2 shall, at MyTurn's election, also include sublicenses, with the exception of patent licenses, to any Third Party Technology to which NewDeal acquires license rights during the term of this Agreement; provided, however, that such Third Party Technologies shall be included in the licenses granted to MyTurn hereunder only to the extent that the license agreement between the Third Party Technology provider and NewDeal so permits. NewDeal will use its best commercially reasonable efforts to obtain such sublicense rights from its Third Party Technology providers, especially for Atlas, Encyclopedia and Dictionary products.

               (c) Exhibit A shall be amended from time to time to add any technologies that are included in this Agreement as provided in this Section 2.5.

          2.6 Reserved Rights

               (a) NewDeal reserves to itself and its licensees the exclusive right to manufacture and distribute the NewDeal Licensed Technology preinstalled in Used Computers and New Computers as defined in section 1.2 (a) and 1.2 (b).

               (b) Subject to any NewDeal After-Market Products distribution rights that may be granted to MyTurn in Section 2.3(b) of this Agreement, NewDeal reserves to itself and its licensees the exclusive right to sell the NewDeal Licensed Technology to End Users separately from the sale of a Computer.

          2.7 Exclusivity of Rights Granted to MyTurn

               (a)  Exclusivity.  Subject to Section 2.6  (Reserved  Rights) and
               Section 2.7(b) (Conditions of Exclusivity), the rights granted to MyTurn in this Section 2 shall be exclusive to MyTurn during the term of this Agreement.

               (b) Conditions of Exclusivity for New Computers. The rights granted to MyTurn in Sections and 2.1, 2.2 and 2.3(a) shall become nonexclusive if MyTurn fails to meet the performance requirements set forth in Exhibit A or B to this Agreement; provided, however, MyTurn, provided it is not in default of any other requirement under this contract, may maintain its exclusivity by paying to NewDeal, no later than the last day of each applicable period, an amount by which it is short of the performance requirement, as set forth in Exhibit B.

               (c) Conditions of Exclusivity for Aftermarket Products. The rights granted to MyTurn in Section 2.1, 2.2 and 2.3(b) shall become nonexclusive if MyTurn fails to meet the performance requirements set forth in Exhibit A or B attached to this Agreement; provided, however, that MyTurn may maintain its exclusivity by paying to NewDeal, no later than the last day of each applicable period, an amount by which it is short of the performance requirement, as set forth in the Exhibit B.

     3. GRANT OF LICENSE FROM MYTURN TO NEWDEAL

     MyTurn grants to NewDeal, for the term of this Agreement, the following licenses:

          3.1 Reproduction

               (a)  Object  Code:  a  non-transferable  (except as  provided  in
               Section 18.1 (Assignment)), worldwide, exclusive license for the NewDeal Markets to reproduce copies of the object code of the MyTurn Licensed Technology, and copies of the object code of Derivative Works based thereon, for sale to End users, and the right to sublicense such reproduction rights to Computer Manufacturers of and OEMs of NewDeal, all such sublicenses to be in writing and subject to the terms, conditions and limitations of this Agreement; and

               (b) Source Code: a non-transferable (except as provided in Section 18.1 (Assignment)), worldwide, exclusive license for the NewDeal Markets to reproduce copies of the source code of the MyTurn Licensed Technology (excluding any Third Party Technology for which MyTurn does not have the right to grant source code access to NewDeal) and of Derivative Works, for internal use by NewDeal in carrying out its rights and obligations under this Agreement. MyTurn shall provide all iterations of its source code to NewDeal in a timely fashion and in such manner as NewDeal may reasonably request, and MyTurn shall not under any circumstances prevent access to MyTurn source code except for breach of contract, and then only with due process.

               (c) Solid State License: a non-transferable (except as provided for in Section 18.1 (Assignment)) worldwide, non-exclusive license to reproduce copies of the object code of the MyTurn Licensed Technology, and copies of the object code of Derivative Works based thereon, and the right to sublicense such reproduction rights to Manufacturers of and OEMs of NewDeal, when embedded in solid state devices for New

               Computers that have a mechanical electrical generation capability, with all such sublicenses to be in writing and subject to the terms, conditions and limitations of this Agreement.

          3.2 Modification, Derivative Works

               (a) a  non-exclusive,  non-transferable  (except as  provided  in
               Section 18.1 (Assignment)), worldwide license to modify the source code to the MyTurn Licensed Technology (excluding any Third Party Technology for which MyTurn does not have the right to grant modification rights to NewDeal), and to create Derivative Works, provided that any warranty against infringement, indemnity obligation, or maintenance or support obligation given by MyTurn under the provisions of this Agreement shall not apply to modifications or Derivative Works made by or for NewDeal, or to portions of the MyTurn Licensed Technology affected by such modifications or Derivative Works. For purposes of this Modification license, MyTurn grants to NewDeal a non-exclusive, non-transferable (except as provided in Section
               18.1 (Assignment)) internal license to use the software development tools and documentation included in the MyTurn Licensed Technology.

               (b) For purposes of this Modification license, MyTurn grants to NewDeal a non-exclusive, non-transferable (except as provided in Section 18.1 (Assignment)) internal license to use the software development tools and documentation included in the MyTurn Licensed Technology.

          3.3 Distribution

               (a) Application Suite and Bundled Items: a non-royalty-bearing, non-transferable (except as provided in Section 18.1 (Assignment)), worldwide license to distribute the MyTurn Licensed Technology, and Derivative Works based thereon, to OEMs, Manufacturers, Distributors and End Users in all NewDeal Markets. All copies so distributed must be (1) in object code form only; and for New Computers are subject to the feature and distribution terms defined in Clauses 1.2 (a), and 1.2(b).

               (b) Aftermarket Products: a royalty bearing, non-transferable (except as provided in Section 18.1 (Assignment)), worldwide license to distribute the MyTurn Aftermarket Products to End Users in the NewDeal Market, in the NewDeal Territory. For each MyTurn Aftermarket Product, the Parties shall amend Exhibits A and B to this Agreement, identifying the product and setting forth the applicable royalty rate, the conditions of exclusivity, if applicable, and other mutually agreeable terms and conditions. If the Parties are not able to reach agreement as to the terms of distribution after good faith negotiations, then MyTurn may offer distribution rights for the MyTurn Aftermarket Product in the Education Market to another party.

               (c) GlobalPC Devices: a non-exclusive appointment as a MyTurn sales representative for the sale of GlobalPC Devices to the Educational Market.

               (d) End User License. NewDeal and its sublicensees will distribute the MyTurn Licensed Technology and Derivative Works to End Users only under the terms of an End User license substantially in the form provided as Exhibit C.

               (e) Sublicense Rights. NewDeal shall have the right to sublicense the foregoing distribution rights to OEMs, Manufacturers and Distributors of NewDeal for all NewDeal Markets, all such sublicenses to be in writing and subject to the terms, conditions and limitations of this Agreement for all Used Computers and New Computer markets as defined in Section 1.2 (a) and 1.2 (b).

               (f) Tools. MyTurn shall be entitled to create and make available to third party developers and End Users a software development kit (SDK) for developing applications for "GEOS 2000" (as amended from time to time) and compatible with MyTurn Licensed Technology and/or NewDeal Licensed Technology.

          3.4 Derivative Works, Enhancements and Third Party Technologies

               (a) Derivative Works and Enhancements. The licenses granted to NewDeal shall, at NewDeal's election, include and extend to all Derivative Works, enhancements, upgrades, extensions, updates, bug fixes and revisions to the MyTurn Licensed Technology that MyTurn develops during the term of this Agreement.

               (b) Third Party Technologies. The licenses granted to NewDeal shall, at NewDeal's election, also include sublicenses, with the exception of patent licenses, to any Third Party Technology to which MyTurn acquires license rights during the term of this Agreement; provided, however, that such Third Party Technologies shall be included in the licenses granted to NewDeal hereunder only to the extent that the license agreement between the Third Party Technology provider and MyTurn so permits. MyTurn will use its best commercially reasonable efforts to obtain such sublicense rights from its Third Party Technology providers, especially for Atlas, Encyclopedia and Dictionary products.

               (c) Exhibit A shall be amended from time to time to add any technologies that are included in this Agreement as provided in this Section 3.4.

     4. PRODUCT RELEASE AND ANNOUNCEMENTS

          4.1 Product Release. Each Party shall have the sole right to determine when its NewDeal Licensed Technology and/or MyTurn Licensed Technology as the case may be, and products are demonstrated, externally tested, announced, disclosed and released. Neither Party shall publicly demonstrate, test, announce, disclose or release any such technology or product without the prior written consent of the other Party, except to comply will disclosure obligations under any law, rule or regulation applicable to it.

          4.2 Acknowledgments. Neither Party shall use the other Party's name or the name of its products in promotional literature or marketing materials, without the prior approval from the other Party. Such approval shall not to be unreasonably withheld or delayed, but may be withheld prior to a Party's planned product launch or announcement, or in order to protect confidential information and proprietary rights. Each Party shall promptly review (within five (5) business days) all such requests made under this Subsection

     5. MANUFACTURERS and OEMS

Each Manufacturer and OEM of a Party that is granted sublicense rights under Sections 2 or 3 must agree in writing:

          5.1 to accept that no ownership rights to the MyTurn Licensed Technology and/or NewDeal Licensed Technology as the case may be, or to Derivative Works are transferred to the Manufacturer or OEM;

          5.2 to include on all copies of the MyTurn Licensed Technology and/or NewDeal Licensed Technology as the case may be, and Derivative Works, and on all related packaging, manuals and promotional materials, all proprietary, copyright, trade secret and other notices of the Parties in accordance with 10.7 (Acknowledgment of Parties) hereof;

          5.3  not  to  decompile  or  reverse   engineer  the  MyTurn  Licensed
     Technology and/or NewDeal Licensed Technology as the case may be, or Derivative Works;

          5.4 to keep records showing the number of copies of the MyTurn Licensed Technology and/or NewDeal Licensed Technology as the case may be, and Derivative Works manufactured, and the number of copies distributed;

          5.5 to furnish to the Party granting the sublicense rights, within 30 days from the end of each calendar quarter, a signed statement showing the number of copies so made and the number of copies so distributed, and to allow both MyTurn and NewDeal to have such statements examined and audited by an independent auditor to the extent necessary to verify such statements, subject to the audit conditions set forth in Section 9.6 Audits); and

          5.6 to be bound by the provisions of this Agreement, and to permit both MyTurn and NewDeal to enforce such provisions against such Manufacturers and OEMs, provided that the appointment of Manufacturers and OEMs by a Party shall not in any respect create any relationship between the other Party and such persons.

     6. END USER SUPPORT

          6.1 MyTurn. MyTurn shall have the responsibility and authority to provide first-level customer support to End Users in accordance with commercially reasonable and customary customer support practices, for (a) GlobalPC Devices, and (b) software products that are distributed under the MyTurn brand and are labeled for use on GlobalPC Devices.

          6.2 NewDeal. NewDeal shall have the responsibility and authority to provide first-level customer support to all End Users in the NewDeal Market(s) in the NewDeal Territory(ies), in accordance with commercially reasonable and customary customer support practices.

          6.3 Second Level Support. In the event that a Party's technical personnel are unable to answer End Users' question(s) regarding the other Party's Licensed Technology after using reasonable efforts, such technical personnel may contact the other Party at its principal place of business in the United States with respect to such technical support questions.

     7. INTELLECTUAL PROPERTY RIGHTS

          7.1 The Licensed Technologies. Each Party and its licensors are and shall remain the owners of all Intellectual Property Rights in and to their respective Licensed Technology.

          7.2 The GlobalPC Devices. MyTurn is and shall remain the owner of all Intellectual Property Rights in and to the GlobalPC Devices.

          7.3 Derivative Works

               (a) Each Party shall own the Intellectual Property Rights in and to any Derivative Works made by it during the course of this Agreement, or made for it by third parties.

               (b) Each Party's Intellectual Property Rights in Derivative Works shall not extend to the underlying Licensed Technology or underlying Derivative Works owned by the other Party, but only to the modifications thereto made by or for MyTurn or NewDeal.

               (c) Where the contributions of NewDeal and MyTurn to the creation of a Derivative Work are interlinked, the Parties agree to specific ownership rights as defined in Exhibit A; provided however, that such jointly-owned Intellectual Property Rights shall not extend to the underlying Licensed Technology or underlying Derivative Works owned by either Party, as set forth above, but only to the modifications thereto made jointly

               (d) Each Party shall take all actions and execute all documents that are necessary to assign to the other its ownership interest in any jointly owned Intellectual Property Rights. Neither Party shall be required to obtain the consent of, or account to, the other Party for the exploitation of the rights covered by any such jointly-owned Intellectual Property Rights, except that neither Party shall have the authority to grant an exclusive license under any such rights without the prior written consent of the other Party.

     8. OTHER TERMS

          8.1 Co-Marketing. Each Party will provide the other Party with the following marketing support: each Party will provide the other party's logo in an agreed size, as a link to the other's specified URL, in the partners section of each Party's "corporate" web site.

     9. PAYMENTS

          9.1 Royalty Payments and Reimbursements. In consideration for the licenses granted in Sections 2 and 3, each Party agrees to pay to the other Party the royalty payments, and to reimburse the other Party for the cost of Third Party Technologies, as set forth in Exhibit B. Royalty payments and reimbursements are due and payable within forty-five (45) days after the close of the calendar quarter in which applicable revenue is received.

          9.2 Not For Resale Units. Neither Party will incur any royalty payments (except for reimbursement to the other Party for Third Party Technologies as identified in Exhibit B) for a reasonable number of promotional, "not for resale" units of GlobalPC Devices and/or copies of software products provided free of charge to End Users or to Distributors, or for units used by a Party solely for demonstration, evaluation or review purposes, and/or for customer support, or, in the case of NewDeal, large scale electronic download trial programs to End-Users; provided, however, that a royalty payment will become due if and when the Party receives a payment or other compensation for any such units or uses such units for internal use other than as set forth in this Section. NewDeal shall have the right to freely distribute royalty free (except for applicable third party royalties) copies of NewDeal Licensed Technology through the NewDeal Foundation to educational, faith-based, Non-Governmental Organizations and non-profit organizations.

          9.3 Currency. All payments under this Agreement are to be made in U.S. dollars.

          9.4 Records. During the term of this Agreement and for twelve (12) months hereafter, each Party shall maintain complete and correct records establishing the amount of royalties and other payments due hereunder.

          9.5 Reports. No later than forty five (45) days after the end of each calendar quarter, each Party shall send to the other Party a report detailing for such quarter:

               (a) The number of units of Product Shipment, including a breakdown as applicable by Product, version and country; and

               (b) A detailed account of all royalty and other amounts due and the basis for calculation.

          9.6 Audits. During the term of this Agreement and for twelve (12) months after the expiration or any termination of this Agreement, an independent third-party representative of a Party, reasonably acceptable to the other Party, upon reasonable notice and during the audited Party's normal business hours, shall have the right to conduct an audit of the relevant portions of the other Party's books of account to verify compliance with this Agreement. The audited Party shall immediately pay any overdue payments revealed by such audit(s), together with interest thereon at the rate of 1.5% per month (or the maximum permitted by applicable law, if less) from the due date until paid. Except as set forth below, such audit(s) may be conducted no more than once in any twelve-month period. The Party conducting the audit shall bear the costs of the audit; provided, however, if the audit reveals overdue payments in excess of five percent (5%) of the total royalty payable for any twelve-month period, the audited Party shall pay the costs of such audit. All information obtained by the auditors shall be treated as Confidential Information as defined in Section 16 (Nondisclosure and Restricted Use).

     10. BRANDING AND PROPRIETARY MARKINGS

          10.1 The  GlobalPC  Device  shall be branded and  labeled  solely as a
     MyTurn  product  unless  otherwise   agreed  in  writing,   whether  it  is
     distributed by MyTurn or sold by NewDeal.

          10.2 All NewDeal Licensed Technology that is distributed by MyTurn shall be branded and labeled (including product screen displays, packaging and documentation) as a MyTurn product, and MyTurn shall appropriately indicate NewDeal's intellectual property, including, without limitation, copyrights, trademarks and the like, unless the parties agree otherwise.

          10.3 All MyTurn Licensed Technology that is distributed by NewDeal shall be branded and labeled (including product screen displays, packaging and documentation) as a NewDeal product, and NewDeal shall appropriately indicate MyTurn's intellectual property, including, without limitation, copyrights, trademarks and the like, unless the parties agree otherwise.

          10.4 NewDeal shall not use the "GlobalPC" trademark, name, label or logo (or any other mark that MyTurn uses to identify the GlobalPC Device) on or in conjunction with the sale or marketing of any product (other than the commissioned sales of GlobalPC Devices by NewDeal as provided in Exhibit B). NewDeal shall not represent that any product "operates on" or is "comparable to," "compatible with," or "designed for" the GlobalPC Device or any GlobalPC-branded software, without MyTurn's prior written approval which shall not be unreasonably withheld and shall be provided in a timely manner. Both Parties will specify on their packaging that their products are compatible with the "GEOS 2000" operating system, as may be amended from time to time, provided that both Parties have the right from Geoworks to include such markings.

          10.5 Neither Party shall represent represent that it's products are an "upgrade" (or comparable designation) to any product distributed by the other Party, unless the parties agree otherwise.

          10.6 Notwithstanding the foregoing, the Parties shall comply with any branding and labeling requirements applicable to Third Party Technologies.

          10.7 Each Party agrees to include the other Party's proprietary notices in the "About" menu in the software and in the End User documentation for the Licensed Technology.

          10.8 Acknowledgements. Each Party shall be entitled to use the other Party's name and the name of its products in promotional literature and marketing materials, upon receipt of prior approval from the other Party, such approval not to be unreasonably withheld or delayed.

     11. NEWDEAL'S INDEMNITIES

          11.1 Indemnity. NewDeal will defend MyTurn against, and pay any resulting awards and settlements arising from, any claim, demand, suit or action to the extent it alleges that the NewDeal Licensed Technology as supplied by NewDeal infringes upon any United States patent issued as of the Effective Date of this Agreement (or, with respect to revisions, enhancements or updates, as of the date that any such item is supplied to MyTurn by NewDeal), or any copyright or trade secret of any third party, provided that (1) MyTurn promptly informs NewDeal in writing of any such claim, demand, action or suit, (2) NewDeal is given control over the defense thereof and MyTurn cooperates in the defense, at NewDeal's expense, and (3) MyTurn will not agree to the settlement of any such claim, demand, action or suit prior to a final judgment thereon without the prior written consent of NewDeal, which consent will not be unreasonably withheld. MyTurn shall have the right to select its own counsel to participate in any such defense, at MyTurn's expense. NewDeal's indemnity obligations do not apply to (1) modifications made to the NewDeal Licensed Technology by anyone other than NewDeal, (2) use of a superseded infringing version of the Licensed Technology by MyTurn after release of a non-infringing version by NewDeal in accordance with Section 11.2 hereof, and (3) any use or combination of the Licensed Technology with any technology, software or hardware not supplied by NewDeal, if such alleged infringement would be avoided by use of the Licensed Technology alone or with other technology, software or hardware.

          11.2 Response to Infringement Claim. If a claim, demand, suit or action alleging infringement is brought, or if NewDeal reasonably believes one may be brought (based upon the opinion of independent counsel), NewDeal shall have the option at its expense to (1) modify the NewDeal Licensed Technology to avoid the allegation of infringement, (2) obtain for MyTurn a license to continue reproducing and distributing the NewDeal Licensed Technology, or (3) if neither (1) nor (2) is reasonably practicable in NewDeal's discretion, terminate this Agreement as to the affected NewDeal Licensed Technology, as to a portion thereof, or as to a specific MyTurn Product or Products, upon written notice.

          11.3 Limitations. This Section 11 (NEW DEAL's INDEMNITIES) sets forth NewDeal's entire liability to MyTurn for any actual or alleged infringement or misappropriation of any third party's intellectual property rights arising out of the NewDeal Licensed Technology. In no event shall NewDeal's aggregate liability to defend and indemnify under Section 11 (NEWDEAL'S INDEMNITIES) exceed an amount equal to two times the total of all amounts paid or payable by MyTurn to NewDeal under this Agreement. The foregoing amounts shall be determined as of the date that the infringement claim is finally settled or, if there is no settlement, as of the date that a final decision is made by a court or arbitrator in the infringement action.

     12. MYTURN'S INDEMNITIES

          12.1 Indemnity. MyTurn will defend NewDeal against, and pay any resulting awards and settlements arising from any claim, demand, suit or action to the extent it alleges that the MyTurn Licensed Technology or a GlobalPC Device as supplied by MyTurn infringes upon any United States patent issued as of the Effective Date of this Agreement, or any copyright or trade secret of any third party provided that (1) NewDeal promptly informs MyTurn in writing of any such claim, demand, action or suit, (2) MyTurn is given control over the defense thereof and NewDeal cooperates in the defense at MyTurn' expense, and (3) NewDeal will not agree to the settlement of any such claim, demand, action or suit prior to a final judgment thereon without the written consent of MyTurn, which consent will not be unreasonably withheld. NewDeal shall have the right to select its own counsel to participate in any such defense at NewDeal' expense. MyTurn's indemnity obligations do not apply to (1) modifications made to the MyTurn Licensed Technology by anyone other than MyTurn, (2) use of a superseded infringing version of the Licensed Technology by NewDeal after release of a non-infringing version by MyTurn in accordance with Section
     12.2 hereof, and (3) any use or combination of the Licensed Technology with any technology, software or hardware not supplied by MyTurn, if such alleged infringement would be avoided by use of the Licensed Technology alone or with other technology, software or hardware.

          12.2 Response to Infringement Claim. If a claim, demand, suit or action alleging infringement is brought, or if MyTurn reasonably believes one may be brought (based upon the opinion of independent counsel), MyTurn shall have the option at its expense to (1) modify the MyTurn Licensed Technology to avoid the allegation of infringement, (2) obtain for NewDeal a license to continue reproducing and distributing the MyTurn Licensed Technology, or (3) if neither (1) nor (2) is reasonably practicable in

     MyTurn's  discretion,  terminate this  Agreement as to the affected  MyTurn
     Licensed Technology, as to a portion thereof, or as to a specific NewDeal Product or Products, upon written notice.

          12.3 Limitations. This Section 12 (MYTURN'S INDEMNITIES) sets forth MyTurn's entire liability to NewDeal for any actual or alleged infringement or misappropriation of any third party's intellectual property rights arising out of the MyTurn Licensed Technology or a GlobalPC Device. In no event shall MyTurn's aggregate liability to defend and indemnify under
     Section 12 (MYTURN'S INDEMNITIES) exceed an amount equal to two times the total of all amounts paid or payable by NewDeal to MyTurn under this Agreement. The foregoing amounts shall be determined as of the date that the infringement claim is finally settled or, if there is no settlement, as of the date that a final decision is made by a court or arbitrator in the infringement action.

     13. COMBINATION CLAIMS

Any infringement claim arising solely out of the use or combination of the NewDeal Licensed Technology with the MyTurn Licensed Technology or GlobalPC Device shall be defended cooperatively by both Parties, and the cost of such defense and any settlements or liabilities shall be shared equitably by the Parties. If the Parties cannot agree as to the equitable arrangement, then the settlements or liabilities shall be shared pursuant to the determination by the arbitrator (or court, if the claim was filed in a court by a third party) of each Party's percentage of fault.

     14.     WARRANTIES

          14.1 Disclaimer of Express Warranties. Subject to Section 11 (NEWDEAL'S INDEMNITIES), and 12 (MYTURN'S INDEMNITIES), all Licensed Technology, Third Party Technology, Confidential Information, GlobalPC Devices and other products or technologies provided by either Party are provided "AS IS," without a warranty of any kind. NO REQUEST FOR PROPOSAL, PROPOSAL, CORRESPONDENCE, ADVERTISEMENT, BID OR VERBAL REPRESENTATION CONCERNING THE LICENSED TECHNOLOGY, THIRD PARTY TECHNOLOGY, CONFIDENTIAL INFORMATION, GLOBALPC DEVICE OR SERVICES PROVIDED BY EITHER PARTY UNDER THIS AGREEMENT SHALL CONSTITUTE A WARRANTY OR GUARANTY.

          14.2  Disclaimer  Of  Implied   Warranties.   Subject  to  Section  11
     (NEWDEAL'S INDEMNITIES), and 12 (MYTURN'S INDEMNITIES) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES WITH RESPECT TO THE LICENSED TECHNOLOGIES AND THE GLOBALPC DEVICE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED.

          14.3 Limited Warranty For Third Party Technology. With respect to any Third Party Technology, each Party will extend to the other Party any warranty that the supplying Party is authorized by the Third Party to so extend. THE PARTIES EXTEND NO OTHER WARRANTY, STATUTORY, EXPRESS, IMPLIED OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, REGARDING ANY HARDWARE, SOFTWARE, CONTENT OR SERVICES PURCHASED OR LICENSED FROM THIRD PARTIES, EVEN IF SUCH ITEMS WERE SELECTED OR RECOMMENDED BY MYTURN OR NEWDEAL. ALL WARRANTIES, IF ANY, ARE PROVIDED SOLELY BY THE THIRD PARTIES.

     15.  TERM  OF  AGREEMENT  AND   TERMINATION

          15.1 Term. This Agreement shall begin on the Effective Date. The initial term of the Agreement will expire on December 31, 2003, provided, however, that the MyTurn has met the Conditions of Exclusivity set forth in
     Section 2.7 (Conditions of Exclusivity). Thereafter, the Agreement will renew automatically for successive one-year terms provided that MyTurn meets performance requirements as specified in Exhibit B.

          15.2 Termination For Breach. Each Party shall have the right to terminate this Agreement upon thirty (30) days prior written notice if the other Party is in breach of any material term of this Agreement and the breaching Party fails to remedy such breach within the thirty-day notice period, or if the breach can not be cured by best efforts in thirty (30) days, the breaching Party fails to commence and continues to take meaningful steps to remedy such breach within the thirty (30) day period.

          15.3. All technology cross-licensing under this Agreement in effect at the time of termination, of this Agreement, whether from natural expiration or breach, shall continue in full force and effect beyond the term of the Agreement, and both parties shall be entitled to continue to ship products based on NewDeal Licensed Technology and/or MyTurn Licensed Technology as the case may be, subject only to whatever other legal constraints or remedies may be applicable.

          15.4 Bankruptcy. Each Party shall have the right to terminate this Agreement immediately upon written notice in the event that the other Party becomes insolvent, files for any form of bankruptcy, makes any assignment for the benefit of creditors, or ceases to conduct business (other than in connection with an assignment permitted under Section 18.1 (Assignment)), or has a complaint for involuntary bankruptcy filed against it which is not discharged within one hundred eighty (180) days. Each Party acknowledges that if it is a debtor-in-possession or if a trustee in bankruptcy in a case under the United States Bankruptcy Code rejects this Agreement or any agreement supplementary hereto, the other Party may elect to retain its rights under this Agreement and/or any supplementary agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the other Party to the bankrupt Party or the Bankruptcy Trustee, the bankrupt Party or such Bankruptcy Trustee shall not interfere with the rights of the other Party as provided in this Agreement and any supplementary agreement.

          15.5 No Damages For Termination. NEITHER NEWDEAL NOR MYTURN SHALL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION.

     16. NONDISCLOSURE AND RESTRICTED USE

          16.1 Confidential Information. In the course of performing this Agreement, each Party (the "Disclosing Party") may disclose to the other Party ("the Receiving Party") trade secrets and confidential and proprietary information of the Disclosing Party, clearly marked or, in the case of verbal communications, clearly confirmed in writing as "CONFIDENTIAL" or any other similar legend ("Confidential Information"). Such Confidential Information includes without limitation the terms and conditions of this Agreement, technical and/or internal specifications of the Disclosing Party's products, non-public marketing plans, future products and other non-public business information, the trade secrets and technology embodied in the Licensed Technology, the trade secrets and technology  embodied  in any  Party's  product,  each  Party's  sales data, customer lists and other non-public information. All Confidential Information shall remain the sole property of the Disclosing Party and the Receiving Party shall have no interest in or right to such Confidential Information except as expressly set forth in this Agreement. Both Parties agree that all Confidential Information of the other Party shall be held in strict confidence, will not be disseminated or disclosed to any third party and will not be used by the Receiving Party for any purpose other than performing its rights under this Agreement without the express written consent of the Disclosing Party for three (3) years from the date of disclosure (five (5) years for technical information). Both Parties agree to use at least the degree of diligence to protect the other Party's Confidential Information as a reasonably prudent technology company would normally use to protect any of its own trade secrets and other confidential information. The provisions of this Section shall not apply to any information or materials:

               (a) which are in the public domain at the time of disclosure to the Receiving Party or which thereafter enter the public domain through no action or inaction by the Receiving Party or its employees; or

               (b) which the Receiving Party can establish and document were in the possession of, or known by, the Receiving Party prior to its receipt from the Disclosing Party; or

               (c) which are rightfully disclosed to the Receiving Party by another person not in violation of the proprietary or other rights of the Disclosing Party, or any other person or entity; or

               (d) which are shown by written record to have been independently developed by the Receiving Party, provided that the persons developing the same have not had access to the Confidential Information furnished to the Receiving Party by the Disclosing Party hereunder; or

               (e) which are required to be disclosed pursuant to law, provided, however, that a minimum of ten (10) days written notice shall be provided by the Party intending to disclose in order to permit the other Party to take such action as it deems appropriate to prevent or limit such disclosure, except if such ten day (10) notice period would cause the disclosing Party to violate any law, rule or regulation, the disclosing Party shall give the other Party the maximum amount of time less than ten (10) days which the disclosing Party could give without violating any such law, rule or regulation.

          16.2 Restricted Use. Without prejudice to the generality of the foregoing, each Party agrees not to use any of the Confidential Information or Licensed Technology of the other Party for any use or purposes except those expressly specified herein.

          16.3 Source Code Restrictions

               (a) Each Party acknowledges that the other Party considers its source code to be Confidential Information and to contain proprietary and trade secret information. Each Party agrees not to provide, disclose, reproduce in any form, or give access to such source code to any third party or employee other than the Authorized Personnel. Each Party agrees that Authorized Personnel shall be informed of and abide by the terms and conditions of this Agreement

               (b) Each Party shall hold the other Party's source code in strict confidence. Each Party shall investigate all unauthorized attempts to gain access to the source code, and immediately notify the other Party concerning any breach of source code confidentiality, whether or not such breach was inadvertent.

               (c) The source code shall be placed on secure computer systems located at the receiving Party's principal place of business. The receiving Party shall implement sufficient security procedures to limit access to the source code to Authorized Personnel. The secure computer systems shall be available for inspection by the disclosing Party.

               (d) The receiving Party agrees to take all reasonable precautions and to implement procedures to minimize the risk of theft or unauthorized copying of the source code, and to take appropriate action by instruction, agreement, or otherwise with the Authorized Personnel.

     17. LIMITATION OF LIABILITY

REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, (1) NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR THE LOSS OF ANTICIPATED PROFITS ARISING FROM ANY PERFORMANCE OR BREACH OF THIS AGREEMENT BY SUCH PARTY EVEN IF NOTICE IS GIVEN OF THE POSSIBILITY OF SUCH DAMAGES, AND (2) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY DAMAGES IN EXCESS OF TWICE THE AMOUNT PAID BY MYTURN TO NEWDEAL UNDER THIS AGREEMENT.

     18. GENERAL

          18.1 Assignment. This Agreement may be assigned in whole or in part by either Party with the prior written consent of the other Party, which consent shall not be unreasonably withheld, or without the prior written consent of the other Party such assignment is in connection with the sale of all, or substantially all of the Party's assets, a majority of outstanding voting capital stock, the issuance of a number of shares of voting capital stock which following such issuance constitutes a majority of the outstanding voting capital stock of such Party, in connection with a merger, consolidation, or transfer to an entity under common majority ownership with the Party, or to a majority parent, or to a majority owned subsidiary.

          18.2 Governing Law; Arbitration. This Agreement will be governed and interpreted in accordance with the laws of the state of Massachusetts, except for that body of law pertaining to conflicts of law, but excluding the Convention on Contracts for the International Sale of Goods. All disputes arising in connection with this Agreement shall, unless amicably settled by the parties, be finally settled by arbitration under the commercial arbitration rules of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the Rules of the American Arbitration Association. The place of arbitration shall be, unless otherwise agreed between the parties, the county in which the respondent resides and the city in which the respondent has its principal place of business. Judgment upon the award rendered may be entered in any Court having jurisdiction or application may be made to such Court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may request injunctions, seizure orders, writs of attachment, and other extraordinary remedies from any court having jurisdiction in the case of an actual or threatened infringement of such party's patents, copyrights, trademarks, trade secrets or other intellectual property rights by the other party. The filing of a proceeding for such extraordinary remedies shall not constitute a waiver by the filing party of the right to compel arbitration of all demands for other remedies.

          18.3 Independent Contractors.Each Party will be deemed to have the status of an independent contractor towards the other Party, and nothing in this Agreement will be deemed to place the Parties in the relationship of employer-employee, principal-agent, partners or joint ventures.

          18.4 Waiver. The failure of either Party to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement.

          18.5 Force Majeure. Neither Party will be deemed in default of this Agreement to the extent that performance of its obligations is delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or any other cause beyond the control of such Party ("Force Majeure"), provided that such Party gives the other Party written notice thereof promptly and uses its good faith efforts to cure the breach. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

          18.6 Notices. Notices to either Party shall be in writing and shall be deemed delivered when served in person, one business day after being transmitted by fax, or two business days after being dispatched by an internationally recognized express courier service, and delivered to the addresses set forth at the beginning of this Agreement. A Party may change its address for purposes of receiving notices by giving notice of the change to the other Party.

          18.7 Survival. The rights and obligations under Sections 7 (INTELLECTUAL PROPERTY RIGHTS), 9 (PAYMENTS), 11 (NEWDEAL'S INDEMNITIES), 12 (MYTURN'S INDEMNITIES), 13(COMBINATION CLAIMS), 14 (WARRANTIES), 16 (NONDISCLOSURE AND RESTRICTED USE), 17 (LIMITATION OF LIABILITY), and 18 (GENERAL) shall survive the expiration and any termination of this Agreement.

          18.8 Export. Each Party agrees that it will not knowingly export or re-export the other Party's licensed Technology, directly or indirectly, to any country to the extent export to such country at the time of export requires an export license or other governmental approval, without first obtaining such license or approval.

     19. FORM OF AGREEMENT

          19.1 Exhibits. This Agreement has the following Exhibits which form an integral part hereof:

                    Exhibit A Identification of the Licensed Technologies.  This
                    Exhibit is a description of all NewDeal and MyTurn Licensed Technologies that are the subject of this Agreement.

                    Exhibit B Payments. This Exhibit specifies the royalties and
                    fees  payable  under  this  Agreement,   and  certain  other
                    financial terms.

                    Exhibit C Form of End User License. This Exhibit specifies the form of End User license that the Parties will use when distributing each other's Licensed Technologies.

          19.2 Modification and Interpretation of Exhibits. The Exhibits shall be kept up-to-date and modifications and additions thereto shall be executed as a result of agreed modifications and additions. All Exhibits shall be subject to the terms and conditions of this Agreement, unless otherwise provided in any such Exhibit. In the event of a conflict between the terms of an Exhibit and the terms of this Agreement, the terms of the Exhibit shall be given effect for the subject matter covered by that Exhibit.

          19.3 Entire Agreement. This Agreement and the Exhibits hereto state the entire agreement between the Parties and supersede all prior communications, written or oral, between the Parties. No terms in any purchase order or other forms shall modify the terms of this Agreement, even if such purchase order or other forms are accepted by either Party.

          19.4 Severability. If any provision contained in this Agreement is determined to be invalid or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision will, nevertheless, be binding and enforceable, and the Parties agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

          19.5 Writing. No amendment or modification of this Agreement may be made except by an instrument in writing signed by both Parties


MYTURN:                                          NEWDEAL:


By /s/ Rudy C. Theale                            By /s/ Clive G. Smith
  --------------------------                        ------------------------


Name Rudy C. Theale                              Name Clive G. Smith
     -----------------------                          ----------------------


Title President                                  Title CEO
      ----------------------                           ---------------------

Date 2/15/00                                     Date 2/16/00
     -----------------------                          ----------------------

                                    EXHIBIT A

                         IDENTIFICATION OF TECHNOLOGIES

Initial Identification of the NewDeal Licensed Technology and Application Suite

     1.  The  GEOS  operating   system,  as  licensed  to  NewDeal  by  Geoworks
Corporation, and as enhanced by NewDeal, version 3.0, in effect during August 1998.

     2. The NewDeal Application Suite NewDeal Office 98

                Applications:
                ------------

                New Manager - file manager
                New Write - word processor
                NewDraw - drawing  program
                NewCalc -  spreadsheet
                NewFile - database
                NewDex - address  book
                NewPlanner  - scheduler
                NewComm - bbs communications  program
                NewMail - email  program
                NewBanner - banner maker

                Utilities
                ---------

                Calculator
                File Finder
                Scrapbook
                Character Map
                Directory Lister
                Crossword
                Solitaire
                Clock
                Media Viewer

     3. End User documentation

     4. Third Party Technology

                File Finder (Breadbox, no royalty)
                Directory Lister (Breadbox, no royalty)
                Media Viewer (Breadbox, no royalty)

     5. Software Development Tools

                Legos (NewBasic) tool set

Initial Identification of the NewDeal Bundled Items
---------------------------------------------------

     1. NewDeal Licensed Technology

     2. Third Party Technology

Initial Identification of the NewDeal After-Market Products
-----------------------------------------------------------

New Banker  (licensed  from  Breadbox)
Media Viewer  (licensed  from  Breadbox)
America's  Clock  (licensed from Breadbox)
Font Magick  (licensed from Breadbox)
Gourmet  (licensed  from  Breadbox)
Homebase  (licensed  from  Breadbox)
Home Inventory  Plus  (licensed  from  Breadbox)
Time Tool  (licensed from Breadbox)
NewBASIC (parts licensed from Geoworks)
GeoSafari (content licensed from Educational Insight)


Initial   Identification   of  the  MyTurn  Licensed   Technology  and  GlobalPC
--------------------------------------------------------------------------------
Application Suite
-----------------

     1. The GEOS operating system, as licensed to MyTurn by Geoworks Corporation and NewDeal, and as enhanced by MyTurn and NewDeal, in effect in February, 2000.

     2. The GlobalPC Application Suite

        Global Communications:
         Browser (from Breadbox, no royalty), including but not limited to, all browser extensions, plug-ins, Javascript, pdf viewer, AIM and ICQ clients, web filters, etc E-mail (jointly developed with NewDeal) Internet Dial-up & Configure

        Global Home Office:
         Writer
         Artist
         Spreadsheet
         Calendar
         Address Book
         Banker (Breadbox, no royalty)
         Database (Breadbox, no royalty)

        Games:
         Solitaire, Tetris, Crossword

        Utilities:
         Start-up/Tutorial
         Update Application
         Installer Application
         Backup/Restore
         Character Map
         File Finder (new application created by MyTurn)
         Banner
         Calculator
         File Manager
         Preferences
         WAV-file Player
         Auto-registration

Initial Identification of the GlobalPC Bundled Items
----------------------------------------------------

     1. MyTurn Licensed Technology
     2. Third party technologies

Initial Identification of the MyTurn Aftermarket Products
---------------------------------------------------------

        Typing Tutor

Third Party Technology Royalties
--------------------------------

[Specify]

                                    EXHIBIT B

                                    PAYMENTS

I.  Royalty for GlobalPC Devices Sold by MyTurn
    -------------------------------------------

MyTurn shall pay NewDeal a royalty of five dollars ($5) US per royalty-bearing Product Shipment for NewDeal Licensed Technology and/or MyTurn Licensed Technology sold by MyTurn, or by an OEM or Sub-Licensee of MyTurn, with which the NewDeal Licensed Technology and/or MyTurn Licensed Technology and GlobalPC Application Suite is preinstalled.

In addition to the foregoing royalties, MyTurn shall reimburse NewDeal pro rata per unit for the royalties paid by NewDeal to any third party for Third Party Technology that is sublicensed by NewDeal to MyTurn hereunder and included in a GlobalPC Device Product Shipment, and which arises out of such sublicense. In the event that the Third Party Technology License is flat fee or one-time license, MyTurn will pay one-half of the amount of the license fee. The Third Party Technology royalty rates are as set forth in Exhibit A, which may be amended from time to time as necessary.

Except as set forth above, there shall be no separate royalty payable by MyTurn for NewDeal Bundled Items.

Conditions for Exclusivity
--------------------------

The conditions for MyTurn's exclusivity under section 2.7 be as follows:


Calendar Year 2000 Royalties for GlobalPC Devices    250,000 units or equivalent cash payment.

Calendar Year 2001 Royalties for GlobalPC Devices    850,000 units or equivalent cash payment.

Calendar Year 2002 Royalties for GlobalPC Devices    1,500,000 units or equivalent cash payment.

Calendar Year 2003 Royalties for GlobalPC Devices    2,250,000 units or equivalent cash payment.

Calendar Year 2004 Royalties for GlobalPC Devices    3,000,000 units or equivalent cash payment.


For renewal past the Calendar Year 2004, the Parties agree to use the Calendar Year 2004 3,000,000 units or equivalent cash payment as the minimum royalty payment necessary to maintain exclusivity for the NewDeal Licensed Technology for future years under the Agreement.

In the event that the unit volume or equivalent cash payments are not made by MyTurn in the specified timeframes, MyTurn will forfeit its exclusivity to the NewDeal Licensed Technology.

II.  Royalty for NewDeal After-Market Products Distributed by MyTurn
     ---------------------------------------------------------------

MyTurn shall at all times offer to NewDeal the most favorable royalty terms (in US dollars) that MyTurn grants to any other supplier of aftermarket software products distributed by MyTurn through its retail and Internet channels, for comparable goods and services. NewDeal shall have the right to have an independent auditor from time to time check MyTurn's compliance with this most favored customer provision.

III.  Royalty for MyTurn Technology Distributed by NewDeal
      ----------------------------------------------------

NewDeal shall reimburse MyTurn pro rata per unit for the royalties paid by MyTurn to any third party for Third Party Technology that is sublicensed by MyTurn to NewDeal hereunder and included in a NewDeal Product Shipment, and which arises out of this sublicense. In the event that the Third Party Technology License is flat fee or one-time license, NewDeal will pay one-half of the amount of the license fee. The Third Party Technology royalty rates will be listed in Exhibit A, which may be amended from time to time as necessary.

Except as set forth above, there shall be no separate royalty payable by NewDeal for MyTurn Bundled Items.

All NewDeal royalties accrued in a quarter will first be offset against any corresponding MyTurn royalties owed to NewDeal in that same quarter or accrued from previous quarters. Only when the NewDeal royalties owed to MyTurn exceed the royalties MyTurn owes NewDeal will there be a cash payment made to MyTurn by NewDeal.

Royalty for MyTurn Aftermarket Products Distributed into the Education Market by NewDeal shall be negotiated in a manner similar to the royalty arrangement agreed to on NewDeal Aftermarket products being distributed into MyTurn's markets.

                                    EXHIBIT C

                            Form of End User License.